UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

HPS Net Lease Income REIT

(Exact name of registrant as specified in its charter)

Maryland	000-56823	41-6768756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8027 Forsyth Boulevard

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 828-4200

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Advisory Agreement

On July 21, 2026, HPS Net Lease Income REIT, a Maryland statutory trust (the “Company”), entered into an advisory agreement (the “Advisory Agreement”) with ElmTree Funds, LLC (the “Advisor” or “ElmTree”) and HNET Operating Partnership, L.P. (the “Operating Partnership”). Pursuant to the Advisory Agreement, the Advisor is responsible for, among other things, sourcing, evaluating and monitoring investment opportunities and executing the acquisition, management, financing and disposition and overseeing the development of the Company’s assets, in accordance with its investment guidelines and subject to oversight by the Board of Trustees of the Company (the “Board”).

As compensation for its services provided pursuant to the Advisory Agreement, the Company will pay the Advisor a management fee, in an amount equal to (i) 1.25% of the NAV for Class S shares, Class D shares, and Class I shares, plus (ii) 0.75% of NAV for Class F-S shares and Class F-I shares, plus (iii) 0.50% of NAV for Class A-S and Class A-I shares, in each case, per annum. In addition, to the extent that the Operating Partnership issues limited partnership units in the Operating Partnership (“Operating Partnership Units”) to parties other than the Company, the Operating Partnership will pay the Advisor a management fee, in an amount equal to (i) 1.25% of NAV for Class S Operating Partnership Units, Class D Operating Partnership Units, and Class I Operating Partnership Units, plus (ii) 0.75% of NAV for Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, plus (iii) 0.50% of NAV for Class A-S Operating Partnership Units and Class A-I Operating Partnership Units, in each case, per annum. The Advisor will not earn a management fee with respect to Class E shares or Class E Operating Partnership Units.

The management fee will be accrued monthly based on the net asset value (“NAV”) of the applicable class of common shares of the Company and/or Operating Partnership Units as of the first calendar day of each month. The management fee will be payable monthly in arrears, and may be paid, at the election of the Advisor, in either (i) cash or (ii) Class E shares or Class E Operating Partnership Units with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per share or per Operating Partnership Unit, as applicable). The Advisor reserves the right to waive or defer the management fee in whole or in part in its sole discretion from time to time.

The foregoing description of the Advisory Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Amended and Restated Limited Partnership Agreement

On July 23, 2026, the Company, as general partner, entered into the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amended and Restated Limited Partnership Agreement”) with HNET SLP, L.P. (the “Special Limited Partner”), and the other limited partners party thereto from time to time.

As the sole general partner of the Operating Partnership, the Company has the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Amended and Restated Limited Partnership Agreement and as required by applicable law. The Company may not be removed as general partner by the limited partners. The Board will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, the Board has delegated to the Advisor the authority to source the Company’s investment opportunities and make decisions related to the acquisition and disposition of the Company’s assets in accordance with its investment guidelines and subject to oversight by the Board.

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner, a Delaware limited partnership and a controlled subsidiary of the Advisor, will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from the Operating Partnership, in an amount equal to (i) 12.5% of the Total Return (as defined in the Amended and Restated Limited Partnership Agreement) with respect to the Class S Operating Partnership Units, Class D Operating Partnership Units and Class I Operating Partnership Units, (ii) 10.0% of the Total Return with respect to the Class F-S Operating Partnership Units and Class F-I Operating Partnership Units, and (iii) 5.0% of the Total Return with respect to Class A-S Operating Partnership Units and Class A-I Operating Partnership Units, in each case, subject to a 5.0% Hurdle Amount and a High Water Mark, with a Catch-Up (each, as defined in the Amended and Restated Limited Partnership Agreement of the Operating Partnership). The Special Limited Partner will not be allocated a performance participation with respect to the Class E Operating Partnership Units.

The performance participation allocation will be accrued monthly and payable annually in arrears, and may be paid, at the election of the Special Limited Partner, in (i) cash or (ii) Class E Operating Partnership Units, or any combination thereof. The Special Limited Partner will not be obligated to return any portion of the performance participation paid based on the Company’s subsequent performance.

The foregoing description of the Amended and Restated Limited Partnership Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Limited Partnership Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Dealer Manager Agreement

On July 23, 2026, the Company entered into a dealer manager agreement (the “Dealer Manager Agreement”) with HPS Securities, LLC (the “Dealer Manager”), a part of BlackRock, Inc. (“BlackRock”) and an affiliate of the Advisor, and the Company (or the Dealer Manager on the Company’s behalf) intends to enter into selected intermediary agreements and participating adviser agreements with certain broker-dealers and registered investment advisers, as applicable. Under the Dealer Manager Agreement and the selected intermediary agreements and participating adviser agreements with certain broker-dealers and registered investment advisers, as applicable, the Dealer Manager will serve as the dealer manager, for the Company’s offering of Class S shares, Class D shares, Class I shares, Class F-S shares, Class F-I shares, Class A-S shares, Class A-I shares and Class E shares.

Pursuant to the Dealer Manager Agreement, the Company will pay the Dealer Manager class-specific shareholder servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, up to per annum rates as follows:

Shareholder Servicing Fee as a % of NAV
Class I, Class F-I, Class A-I and Class E Common Shares	—%
Class D Common Shares	0.25%
Class S, Class F-S and Class A-S Common Shares	0.85%

The Dealer Manager anticipates that all or a portion of shareholder servicing fee will be reallowed to participating broker-dealers that the Dealer Manager engages to offer and sell the shares. The Company’s obligations under the Dealer Manager Agreement to pay the shareholder servicing fees with respect to the common shares distributed will survive the termination of the agreement until such shares are no longer outstanding.

The foregoing description of the Dealer Manager Agreement, the form of selected intermediary agreement, and the form of participating adviser agreement are qualified in their entirety by reference to the full text of the Dealer Manager Agreement, the form of selected intermediary agreement, and the form of participating adviser agreement, which are filed as Exhibits 10.3, 10.4, and 10.5, respectively, to this Current Report and incorporated herein by reference.

Administration Agreement

On July 23, 2026, the Company entered into an administration agreement (the “Administration Agreement”) with HPS Investment Partners, LLC (the “Administrator” or “HPS”), a part of BlackRock and an affiliate of the Advisor. Pursuant to the Administration Agreement, the Administrator will perform, or oversee the performance of, administrative services necessary for the Company’s continued operation, which include, but will not be limited to: vendor management; overseeing the valuation of investments and the calculation of NAV; maintaining financial records; preparing shareholders, financial and regulatory reporting; and ensuring compliance with real estate investment trust related and other regulations.

The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement, which will include the actual cost of goods and services used by the Company and obtained, whether payable to an affiliate or a non-affiliated person, including, but not limited to, fees paid to administrators, custodians, transfer agents, consultants, attorneys, technology providers and other services providers. The amount of the reimbursement payable to the Administrator will be the lesser of (i) the Administrator’s actual costs incurred in providing such services and (ii) the amount that the Company estimates it would be required to pay alternative service providers for comparable services in the same geographic location.

The foregoing description of the Administration Agreement is qualified in its entirety by reference to the full text of the Administration Agreement, which is filed as Exhibit 10.6 to this Current Report and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Trustees

On July 21, 2026, Faith Rosenfeld, as the sole Trustee of the Company, increased the size of the Board to six members and elected each of Robert F. Cummings, Jr., Lisa Hess, James G. Koman, David Lehman, and Robert Van Dore to the Board to fill the vacancies created by such increase, effective July 21, 2026, after which Ms. Rosenfeld resigned as Trustee of the Company and the Board reduced its size to five members. The Board has determined that each of Ms. Hess and Messrs. Cummings and Van Dore is independent in accordance with the Amended and Restated Declaration of Trust (as defined below). The Board also appointed Ms. Hess and Messrs. Cummings and Van Dore to the audit committee of the Board (the “Audit Committee”) and appointed Mr. Koman as the chairperson of the Board and Mr. Van Dore as the chairperson of the Audit Committee.

Biographical information for each of the Trustees elected is set forth below.

Robert F. Cummings, Jr. Mr. Cummings retired as vice chairman of Investment Banking at JP Morgan Chase & Co. in February 2016. He had served in that role since December 2010, advising on client opportunities across sectors and industry groups. Mr. Cummings began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of that firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002. Mr. Cummings brings expertise in public and private financing, business development, private equity, mergers and acquisitions and other strategic financial issues, as well as experience in the business development and growth of technology, telecommunications, and emerging businesses. Mr. Cummings also has served as an independent director of HPS Real Assets Lending Company LP (“HREAL”) since April 2026. Mr. Cummings previously served as director of W.R. Grace & Co. and has served as a director of Corning, Inc. since 2006. Mr. Cummings holds a B.A. from Union College and an MBA from the University of Chicago.

Lisa Hess. Ms. Hess is an experienced investment professional and board director engaged in the finance industry for more than forty years. Ms. Hess served as the managing partner of SkyTop Capital Management, an investment advisory firm she co-founded focused on industries in transformation, from 2010 until 2020. Prior to that, she served as the Chief Investment Officer of Loews Corporation with responsibility for managing a $50 billion cross-asset portfolio from 2001 until 2009. Ms. Hess is currently a Trustee, Chair of the Investment Committee, and member of the Risk Committee for TIAA. She is also a Trustee and Chair of the Investment Committee for the John S. Guggenheim Foundation, as well as a Trustee of the New York Library Society and the Oak Spring Garden Foundation. Ms. Hess also has served as an independent director of HREAL since April 2026 and served as a Director for Radian Corporation, a public company focused on mortgage insurance, from 2011 until 2025, during which time she chaired the Investment and Finance Committee and served on the Audit Committee. Ms. Hess holds an MBA from the University of Chicago Graduate School of Business and B.A. from Harvard College.

James G. Koman. Mr. Koman has served as the Company’s Chief Executive Officer since January 2026. Mr. Koman is a Managing Director at HPS Investment Partners. Prior to joining HPS in 2025, Mr. Koman was Chief Executive Officer of ElmTree Funds, which he founded in 2011. Mr. Koman brings 40 years of commercial real estate and development experience to ElmTree. Including affiliated investments, Mr. Koman has transacted in approximately $20 billion of net lease and other real estate assets. Professionally, Mr. Koman is a member of the Urban Land Institute, Pension Real Estate Association, Society of Industrial and Office Realtors and the National Association of Industrial and Office Properties. Mr. Koman is involved in several philanthropic endeavors including Cardinal Glennon Children’s Hospital in St. Louis, MO, and the University of North Carolina at Chapel Hill. Mr. Koman holds an A.B. degree in Economics from the College of Arts & Sciences at the University of North Carolina at Chapel Hill.

David Lehman. Mr. Lehman is a Managing Director with HPS and leads the real estate investment team within PFS. Prior to joining HPS in 2023, Mr. Lehman served as Senior Economic Advisor to Connecticut Governor Ned Lamont and Commissioner of the Connecticut Department of Economic and Community Development from 2019 to 2023. Prior to his role in the Lamont Administration, Mr. Lehman worked at Goldman Sachs in various roles from 2004 to 2019, most recently serving as Partner and Global Head of Real Estate Finance for the Investment Banking Division. Prior to Goldman Sachs, Mr. Lehman worked on the bond trading desks of Deutsche Bank and Morgan Stanley. Mr. Lehman holds a B.S. in Business Administration from Washington and Lee University.

Robert Van Dore. Mr. Van Dore was formerly a Partner at Deloitte & Touche LLP (“Deloitte”), where he worked from June 1981 until he retired in June 2021. From 2001 until his retirement, Mr. Van Dore served as the New England Professional Practice Director with responsibility for all accounting and audit technical matters within the region. During his tenure at Deloitte, Mr. Van Dore managed large engagements for, and provided audit services to, some of the firm’s largest clients throughout the United States and Europe. His work spanned multiple industries, including manufacturing, distribution, retail and technology. Mr. Van Dore brings extensive accounting and audit knowledge to the Board of Trustees and is an Audit Committee Financial Expert, as defined by the SEC. Mr. Van Dore also has served as an independent director of HPS Corporate Lending Fund since 2021, an independent director of HPS Corporate Capital Solutions Fund since 2023, and an independent director of HREAL since April 2026. Mr. Van Dore holds a BA from Williams College and an MS in Accounting from the Stern Graduate School of Business at New York University.

None of Messrs. Cummings and Van Dore and Ms. Hess has been appointed to serve as a Trustee pursuant to any arrangement or understanding with the Company or any other person. Messrs. Koman and Lehman are affiliated with the Advisor and its affiliates (including BlackRock and HPS) and were designated by Advisor to serve on the Board. There are no transactions in which any of the trustees has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, the Board approved compensation of each Independent Trustee (as such term is defined in the Amended and Restated Declaration of Trust) with (a) an annual retainer fee of $50,000 while its NAV is less than $1,000,000,000; $75,000 while its NAV is between $1,000,000,000 and $1,500,000,000; $100,000 while its NAV is between $1,500,000,000 and $2,000,000,000; and $125,000 while its NAV is more than $2,000,000,000 and (b) an additional fee of $15,000 per year for the chairperson of the Audit Committee, in all cases to be pro-rated for any partial year (collectively, the “Annual Trustee Compensation”). For the portion of the year ending December 31, 2026, during which the Independent Trustees serve on the Board, the pro-rated amount of the Annual Trustee Compensation will be paid in cash. Commencing with the year ending December 31, 2027, 80% of the Annual Trustee Compensation will be paid in cash, and the remaining 20% of the Annual Trustee Compensation will be paid in restricted Class E shares that vest one year from the date of grant. However, each Independent Trustee may elect to receive up to 100% of his or her Annual Trustee Compensation in Class E shares, with 20% of the Annual Trustee Compensation consisting of restricted Class E shares that vest one year from the date of the grant. The cash portion of the Annual Trustee Compensation will be paid on a quarterly basis in arrears, and the equity portion will be issued annually on the first business day of the applicable calendar year and will consist of an amount of Class E shares based on the most recently determined NAV prior to the issuance thereof. In addition to the Annual Trustee Compensation, Independent Trustees will receive $2,500 for each board meeting and $1,000 for each committee meeting that they participate in. The Company also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 21, 2026, the Company executed the Amended and Restated Declaration of Trust (as amended, restated and/or supplemented from time to time, the “Amended and Restated Declaration of Trust”), which amended and restated the Company’s declaration of trust, dated December 23, 2025, and the Company adopted its bylaws (the “Bylaws”).

Descriptions of the Amended and Restated Declaration of Trust and Bylaws were included under “Item 5. Trustees and Executive Officers—Corporate Governance,” “Item 11. Description of Registrant’s Securities to be Registered—Description of our Shares” and “Item 12. Indemnification of Trustees and Officers—Declaration of Trust” of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the SEC on April 9, 2026. Such descriptions are incorporated by reference herein.

The foregoing descriptions of the Amended and Restated Declaration of Trust and Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Declaration of Trust and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

Distribution Reinvestment Plan

On July 21, 2026, the Company adopted a distribution reinvestment plan, whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the Company’s common shares owned by participants in the distribution reinvestment plan will be immediately reinvested in additional common shares of the same class on behalf of the participants on the business day such distribution would have been paid to such shareholder. The per share purchase price for common shares purchased under the distribution reinvestment plan will be equal to the transaction price for such common shares at the time the distribution is payable, which will generally be equal to the prior month’s NAV per share.

The foregoing description of the distribution reinvestment plan is qualified in its entirety by reference to the full text of the distribution reinvestment plan, which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Share Repurchase Plan

On July 21, 2026, the Company adopted a share repurchase plan, whereby, commencing with first full calendar quarter following the initial closing of its offering that includes investors other than ElmTree, HPS, BlackRock and/or their respective affiliates, the Company, in its discretion, may repurchase, in each quarter, up to 5% of the Company’s aggregate NAV as of the end of the prior quarter. To the extent the Company chooses to repurchase common shares in any particular calendar quarter, it will only repurchase common shares following the close of business as of the last calendar day of the quarter. The Board may make exceptions to, modify or suspend the share repurchase plan if, in its discretion, it deems such action to be in the Company’s best interest. The Board cannot terminate the share repurchase plan absent a liquidity event that results in the Company’s shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the Company does not repurchase the full amount of all common shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of common shares being repurchased and without regard to class. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

The Company expects to repurchase shares at a transaction price generally equal to prior month’s NAV per share, except that Class S shares, Class D shares, Class I shares and Class E shares that have not been outstanding for at least one year, and Class F-I shares, Class F-S shares, Class A-S shares and Class A-I shares that have not been outstanding for at least two years, will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year or two-year holding period, as applicable, is measured from the first calendar day of the month in which the shares were issued to the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may only be waived, at the Company’s sole discretion, in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances.

The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The foregoing description of the share repurchase plan is qualified in its entirety by reference to the full text of the share repurchase plan, which is filed as Exhibit 4.2 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Declaration of Trust of the Company, dated as of July 21, 2026

3.2	Bylaws of the Company, effective as of July 21, 2026

4.1	Distribution Reinvestment Plan of the Company, effective as of July 21, 2026

4.2	Share Repurchase Plan of the Company, effective as of July 21, 2026

10.1	Advisory Agreement, dated July 21, 2026, by and among the Company, the Operating Partnership and the Advisor

10.2	Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated July 23, 2026, by and among the Company, as general partner, and the Special Limited Partner, and the other limited partners thereto from time to time.

10.3	Dealer Manager Agreement, dated July 23, 2026, by and between the Company and the Dealer Manager

10.4	Form of Selected Intermediary Agreement between the Dealer Manager and participating broker-dealers (included as Exhibit A to the Dealer Manager Agreement filed as Exhibit 10.3 hereof)

10.5	Form of Participating Adviser Agreement between the Dealer Manager and participating registered investment advisers (included as Exhibit B to the Dealer Manager Agreement filed as Exhibit 10.3 hereof)

10.6	Administration Agreement, dated July 23, 2026, by and between the Company and HPS Investment Partners, LLC

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS NET LEASE INCOME REIT
Date: July 27, 2026

	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer